EX-99.23.i.ii

J. W. BROWN (1911-1995)        BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS                ATTORNEYS AND COUNSELORS AT LAW
ROBERT S BROWN                          3500 CAREW TOWER
DONALD S. MENDELSOHN                    441 VINE STREET
LYNNE SKILKEN                        CINCINNATI, OHIO 45202
KATHRYN KNUE PRZYWARA               TELEPHONE (513) 381-2121
MELANIE S. CORWIN                  TELECOPIER (513) 381-2125

      COUNSEL:                                           JOANN M. STRASSER
AMY G. APPLEGATE                                         G. ANTONIO ANAYA
                                                         AARON A. VANDERLAAN
                                                         LAWRENCE A. ZEINNER
                                                         NATHAN E. HOLMES

                                                             OF COUNSEL:
                                                           GILBERT BETTMAN
                                                             (1917 - 2000)



                                                   November 26, 2001


Alpha Analytics Investment Trust
1901 Avenue of the Stars, Suite 123
Los Angeles, California 90067

RE:        ALPHA ANALYTICS INVESTMENT TRUST, FILE NOS. 333-65407 AND 811-9039

Gentlemen:

           A legal opinion that we prepared was filed with Post-Effective Amendment No. 2 to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to your Registration Statement (the "Amendment") and consent to all references to us in the Amendment.


                                       Very truly yours,
                                        /s/
                                       ----------------------------------
                                       Brown, Cummins & Brown Co., L.P.A.



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